SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): November 1, 2005

                                  LabOne, Inc.
          ------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

         Missouri                   0-16946             43-1039532
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 (State or other jurisdiction       (Commission        (I.R.S.Employer
     of incorporation)              File Number)       Identification No.)



                  10101 Renner Boulevard, Lenexa, Kansas 66219
               (Address of principal executive offices) (Zip code)

 Registrant's telephone number, including area code:       913-888-1770
                                                     ----------------------

                                 Not Applicable
          ------------------------------------------------------------
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act
      (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act
      (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the
      Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Introductory Note

     On November 1, 2005, pursuant to an Agreement and Plan of Merger ("Merger Agreement") dated as of August 8, 2005, by and among LabOne, Inc. (the "Company"), Quest Diagnostics Incorporated ("Quest Diagnostics") and Fountain, Inc., a wholly-owned subsidiary of Quest Diagnostics ("Fountain"), the Company was merged with Fountain, with the Company being the surviving entity in the merger (the "Merger"). As a result of the Merger, the Company is a wholly-owned subsidiary of Quest Diagnostics. In connection with the Merger, each outstanding share of the Company's common stock (except shares held by the Company or any subsidiary, shares owned by Quest Diagnostics or Fountain and dissenting shares) was converted into the right to receive $43.90 in cash, without interest.

Item 1.01   Entry into a Material Definitive Agreement

     On October 28, 2005, the Employment Agreement, dated February 28, 2000, between the Company and John W. McCarty, then serving as Executive Vice President and Chief Financial Officer, and the Employment Agreement, dated May 11, 2001, between the Company and Joseph C. Benage, then serving as Executive Vice President and General Counsel, were amended to provide in each of these employment agreements that (a) if the Merger is consummated, the employee will cease to be an employee effective on the consummation of the Merger or on such other date in 2005 as may be agreed upon by the employee and the Company and (b) all amounts to which the employee is entitled pursuant to the employment agreement in connection with the change of control of the Company and termination of employee's employment, which could constitute deferred compensation within the meaning of section 409A of the Internal Revenue Code, will be paid to the employee in 2005.

     Effective November 1, 2005, in connection with the Merger, the Company entered into a Mutual Rescission Agreement with its former Executive Vice President and Chief Financial Officer, John W. McCarty. The Mutual Rescission Agreement rescinds the parties' September 2, 2004 Transition Services Agreement, as amended, and the parties' March 1, 2005 Consulting Services Agreement.

     In connection with the consummation of the Merger on November 1, 2005 and as required under the terms of that certain Indenture, dated June 25, 2004, between the Company and Wells Fargo Bank, National Association ("Indenture") governing the Company's 3.50% Convertible Senior Debentures (the "Debentures"), the Company entered into a Supplemental Indenture, effective November 1, 2005, with Wells Fargo Bank to provide that upon conversion of any Debenture, the holder would receive $43.90 in cash in lieu of each share of common stock otherwise issuable upon conversion of the Debenture.

Item 1.02  Termination of a Material Definitive Agreement

     Effective November 1, 2005, in connection with the Merger, the Company terminated its 2001 Long-Term Incentive Plan, as amended, its 1997 Long-Term Incentive Plan, as amended, its 1992 Stock Plan for Non-Employee Directors and its 1987 Long-Term Incentive Plan, as amended.

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     Effective November 1, 2005, in connection with the Merger, the Company terminated the $175,000,000 Amended and Restated Credit Agreement, dated August 11, 2004, among the Company, the Lenders from time to time party thereto and JPMorgan Chase Bank, as Administrative Agent and Collateral Agent.

     Effective November 1, 2005, in connection with the Merger, the Company entered into a Mutual Rescission Agreement with its former Executive Vice President and Chief Financial Officer, John W. McCarty. The Mutual Rescission Agreement rescinds the parties' September 2, 2004 Transition Services Agreement, as amended, and the parties' March 1, 2005 Consulting Services Agreement.

Item 2.01  Completion of Acquisition or Disposition of Assets

     The information included in Item 5.01 is hereby incorporated by reference into this Item 2.01.

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

     The information included in Item 5.01 is hereby incorporated by reference into this Item 2.04.

     As a result of the consummation of the Merger on November 1, 2005, certain change of control provisions have been triggered under the Indenture governing the Debentures, an aggregate principal amount of $103.5 million of which are outstanding. Under the Indenture, (a) (i) the Debentures may now be converted at any time from November 1, 2005 until December 1, 2005, (ii) the right to receive cash and stock upon conversion has changed into the right to receive cash and
(iii) the conversion rate has increased so that each $1,000 principal amount of the Debentures is convertible into cash in the amount of approximately $1,280.88 if converted prior to December 1, 2005, and (b) the holders of the Debentures now have the right to require the Company to repurchase their Debentures for 100% of the principal amount of the Debentures, plus accrued and unpaid interest thereon through November 30, 2005, upon the terms and conditions set forth in the Indenture.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

     The information included in Item 5.01 is hereby incorporated by reference into this Item 3.01.

     In connection with the completion of the Merger, the Company requested the delisting of the Company's common stock from the Nasdaq National Market, effective as of the close of business on November 1, 2005.

Item 3.03  Material Modification to Rights of Security Holders.

     The information included in Item 5.01 is hereby incorporated by reference into this Item 3.03.

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Item 5.01  Changes in Control of Registrant

     On November 1, 2005, Quest Diagnostics completed the acquisition of the Company through the Merger of Fountain with and into the Company, with the Company being the surviving entity in the Merger. As a result of the Merger, the Company is a wholly-owned subsidiary of Quest Diagnostics. The aggregate consideration for the Merger was approximately $934 million, including approximately $132 million attributable to settlement of the Debentures. Quest Diagnostics and Fountain funded the transaction with proceeds from a $900 million offering of Quest Diagnostics senior notes and from Quest Diagnostics' cash on hand.

Upon the effectiveness of the Merger:

     |X| Each share of the Company's outstanding common stock (except shares held by the Company or any subsidiary, shares owned by Quest Diagnostics or Fountain and dissenting shares) was cancelled and converted into the right to receive $43.90 in cash, per share, without interest.

     |X| Each outstanding Company stock option became fully vested and exercisable and was cancelled in exchange for the right to receive an amount for each share subject to the stock option equal to the excess of $43.90 per share over the exercise price per share (less any withholding taxes), in full satisfaction of the rights of such holder with respect to such stock option.

     |X| Certain change of control provisions were triggered under the Indenture governing the Company's Debentures, as described in Item 2.04.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     LABONE, INC.



Date:  November 1, 2005              By:  /s/ W. Thomas Grant, II
                                          --------------------------------
                                          W. Thomas Grant, II
                                          Chairman of the Board, President
                                          and Chief Executive Officer

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